Victor L. McCall
                                7642 Pebble Drive
                             Fort Worth, Texas 76118
                            Telephone (817) 284-4861
                            Facsimile (817) 284-8598



February 5, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

Dear Sirs/Madames:


Re:      OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-1 OF GAMEHAPPY.COM, INC.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-1. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form SB-1 for GameHappy.com, Inc.

It is my opinion that the securities of GameHappy.com, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-1 Registration Statement of GameHappy.com, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.



                                                         Yours very truly,



                                                         /s/  Victor L. McCall
                                                         ---------------------
                                                              Victor L. McCall